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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2013

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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition
On July 1, 2013, EZCORP, Inc. (the “Company”) issued a press release containing preliminary information regarding the results of operations for its third fiscal quarter (which ended June 30, 2013) and its current fiscal year (which ends September 30, 2013), as well as information about the Plan described in “Item 2.05 ― Costs Associated with Exit or Disposal Activities.” A copy of that press release is attached as Exhibit 99.1.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 2.05 — Costs Associated with Exit or Disposal Activities
On June 27, 2013, the Company’s Board of Directors, on management’s recommendation, approved a plan to exit certain components of the Company’s business and, in connection therewith, to eliminate certain positions and terminate the employment of certain employees (the “Plan”).
Under the Plan, the Company will close 107 stores, consisting of the following:

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29 stores in Canada — The Company’s business in Canada is in the process of transitioning to an integrated buy/sell and financial services model under the Company’s preferred “store-within-a-store” (SWS) format. The affected stores are stores that are not optimal for that model due to location or size.

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57 stores in Mexico — The affected stores include 52 jewelry-only stores operating under the Empeñe su Oro brand and 5 full-service stores operating under the Empeño Fácil brand where the footprint is not optimal to house the SWS model.

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21 stores in the U.S. — The affected stores include 20 financial services locations (15 in Dallas and 5 in Florida) where the regulatory environment makes the business unprofitable or marginally profitable, and one jewelry-only test store located in Austin.

The Plan also contemplates the elimination of approximately 300 employment positions in connection with these store closures. Of the affected employees, the Company expects to place approximately 85 into other jobs within the Company and terminate the employment of the others.
The Company expects that the costs associated with the Plan to be between $21.0 million and $24.0 million, consisting of the following:

•	Lease termination costs — $8.0 million to $9.0 million;

•	Employee severance costs — $1.0 million to $1.5 million; and

•	Asset charges — $12.0 million to $13.5 million.
Lease termination costs include the costs incurred to terminate the existing leases in the affected stores. Employee severance costs include one-time termination benefits to be paid to employees whose employment is terminated as a result of the Plan. Asset charges include write-offs and write-downs for loan balances, inventory and furniture, fixtures and equipment. The lease termination costs and the employees severance costs (totaling $9.0 million to $10.5 million) represent future cash expenditures. The Company expects that the Plan will result in a one-time, pre-tax charge in the range of $21 million to $24 million, which will be recorded in its third fiscal quarter.
The Company expects that the Plan will be substantially completed by December 31, 2013.
Item 9.01 — Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Press Release, dated July 1, 2013, containing preliminary information regarding results of operations and information regarding exit plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	July 1, 2013	By:	/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

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